BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET
JAMES R. CUMMINS            CINCINNATI, OHIO  45202
ROBERT S BROWN              TELEPHONE (513) 381-2121             OF COUNSEL
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125           GILBERT BETTMAN
LYNNE SKILKEN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JOANN M. STRASSER

                                                       May 29, 1997



Star Select Funds
429 North Pennsylvania Street
Indianapolis, Indiana  46204

Gentlemen:

          This letter is in response to your request for our opinion in connection with the filing of the Registration Statement of Star Select Funds.

          We have examined a copy of the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

          Based upon the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

          We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                            Very truly yours,




                                            BROWN, CUMMINS & BROWN CO., L.P.A.